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                                      EX-21
                              List of Subsidiaries


                                APTARGROUP, INC.

                              LIST OF SUBSIDIARIES


                                                                       State or Other
                                                                       Jurisdiction of             Percentage
                                                                       Incorporation                 Owned
                                                                       -------------                 -----
AptarGroup International L.L.C.                                        Delaware                      100%
   AptarGroup Foreign Sales Corporation                                Barbados                      100%
   AptarGroup International Holding B.V.                               Netherlands                   100%
     Valois (Ireland) Limited                                          Ireland                       100%
   AptarGroup Holding S.A.S.                                           France                        100%
     Aptar GmbH                                                        Germany                       100%
       Ing. Erich Pfeiffer GmbH                                        Germany                       100%
         Pfeiffer Vaporisateurs France SARL                            France                        100%
         P & S Japan Ltd.                                              Japan                         100%
         Pfeiffer U.K. Limited                                         United Kingdom                100%
         P&P Promotion of German Manufacturing
           Technologies GmbH                                           Germany                       100%
         Vallis Leasobjekt GmbH                                        Germany                       100%
       Seaplast S.A.                                                   Spain                          50%
       Seaquist-Loffler Kunststoffwerk GmbH                            Germany                       100%
         Loeffler Kunststoffwerk spol. s.r.o.                          Czech Republic                100%
       SeaquistPerfect Dispensing GmbH                                 Germany                       100%
       Valois Deutschland GmbH                                         Germany                       100%
       SeaquistPerfect Plastic GmbH                                    Germany                       100%
     AptarGroup S.A.S.                                                 France                        100%
     Dispensing One S.A.S.                                             France                        100%
     Aptar South Europe SARL                                           France                        100%
       Novares S.p.A.                                                  Italy                         100%
       EMSAR S.p.A.                                                    Italy                         100%
         EMSAR France SCA                                              France                        100%
           AptarGroup SAR Finance Unlimited                            Ireland                       100%
         EMSAR GmbH                                                    Germany                       100%
         SAR (U.K.) Limited                                            United Kingdom                100%
         Somova S.r.l.                                                 Italy                         100%
           Spruhventile GmbH                                           Germany                       100%
     Caideil M.P. Teoranta                                             Ireland                       100%
     General Plastics S.A.                                             France                        100%
     Graphocolor S.A.                                                  France                         60%
     Moulage Plastique de Normandie S.A.                               France                        100%
     Perfect-Valois U.K. Limited                                       United Kingdom                100%
     Seaquist-Loffler Limited                                          United Kingdom                100%
     Valois S.A.S.                                                     France                        100%
     Valois Dispray S.A.                                               Switzerland                   100%
     Valois Espana S.A.                                                Spain                         100%
     Valois Italiana S.r.l.                                            Italy                         100%
     Ensyma S.A.                                                       Switzerland                   100%
     Microflow Engineering S.A.                                        Switzerland                    80%
     Airlessystems S.A.S.                                              France                         50%



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
   Aptar India Private Limited                                         India                         100%
   Valois India Private Ltd.                                           India                         100%
   EMSAR Dispensing Systems Ltd.                                       Hong Kong                     100%
   EMSAR Brasil Ltda.                                                  Brazil                        100%
   EMSAR S.A.                                                          Argentina                     100%
   Seaquist Canada Ltd.                                                Canada                        100%
     Seaquist Finance Unlimited                                        Ireland                       100%
   Seaquist-Valois Australia Pty. Ltd.                                 Australia                     100%
   Seaquist-Valois do Brasil Ltda.                                     Brazil                        100%
   Seaquist-Valois Japan, Inc.                                         Japan                         100%
   SeaquistPerfect Dispensing de Mexico
     S.A. de C.V.                                                      Mexico                        100%
Aptar Suzhou Dispensing Systems Co., Ltd.                              P.R. China                    100%
SeaquistPerfect Molding L.L.C.                                         Illinois                      100%
Emson Research, Inc.                                                   Connecticut                   100%
   EMSAR UK Ltd.                                                       United Kingdom                100%
   Emson Foreign Sales Corporation                                     U.S. Virgin Islands           100%
   EMSAR, Inc.                                                         Connecticut                   100%
   EMSAR Ventures, Inc.                                                Connecticut                   100%
   P.T. Emsar Ongko Indonesia                                          Indonesia                     100%
   Emson Spraytech India Private Ltd.                                  India                         100%
Global Precision, Inc.                                                 Florida                       100%
Liquid Molding Systems, Inc.                                           Delaware                      100%
Philson, Inc.                                                          Connecticut                   100%
Pfeiffer of America, Inc.                                              Delaware                      100%
P Merger Corporation                                                   Connecticut                   100%
Seaquist Closures L.L.C.                                               Delaware                      100%
Seaquist Closures Foreign, Inc.                                        Delaware                      100%
Seaquist de Mexico S.A. de C.V.                                        Mexico                         75%
SeaquistPerfect Dispensing L.L.C.                                      Delaware                      100%
SeaquistPerfect Dispensing Foreign, Inc.                               Delaware                      100%
Valois of America, Inc.                                                Connecticut                   100%